Exhibit 99.1

Eagle Pharmaceuticals Reiterates 2023 Adjusted non-GAAP EBITDA and Adjusted non-GAAP EPS1 Guidance

-- FY 2023 Adjusted non-GAAP EBITDA expected to be $78.0 - $84.0 million1 --

-- FY 2023 Adjusted non-GAAP earnings per share expected to be $4.40 - $4.701 --

-- Reflects strength of Eagle’s business and product pipeline; Company poised for sustained long-term growth –

WOODCLIFF LAKE, N.J. — August 17, 2023 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today reiterated its previously issued guidance for the 2023 fiscal year. Full-year 2023 Adjusted non-GAAP EBITDA is expected to range from $78.0 to $84.0 million and Adjusted non-GAAP earnings per share is expected to range from $4.40 to $4.70.

“Based on the strength of our business and product pipeline, we are reiterating our recently increased guidance and believe Eagle is on the path to generating sustained long-term growth,” stated Scott Tarriff, President and Chief Executive Officer of Eagle Pharmaceuticals.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include PEMFEXY®, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM® (Japan), and Byfavo® and Barhemsys® through its wholly owned subsidiary Acacia Pharma Inc. Eagle’s oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

1 Adjusted EBITDA and adjusted non-GAAP earnings per share are non-GAAP financial measures. For descriptions of these non-GAAP financial measures, please see below.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s financial projections and guidance, including anticipated financial performance for 2023, including expected adjusted EBITDA and adjusted non-GAAP earnings per share; the Company’s ability to sustain longterm growthand the potential of the Company’s pipeline and product candidates to address underserved therapeutic areas across multiple disease states. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the post- COVID-19 environment and geopolitical factors such as the conflict in Ukraine; delay in or failure to obtain regulatory approval of the Company's or its partners’ product candidates and successful compliance with FDA, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the outcome of litigation involving any of its products or that may have an impact on any of its products; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023 and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Performance Measures

This press release contains guidance as to adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per share. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income and related earnings per share information excludes amortization expense, stock-based compensation expense, depreciation expense, severance expense, non-cash interest expense, fair value adjustments on equity investment, fair value adjustments related to derivative instruments, foreign currency exchange gain or loss, amortization of inventory step-up, and the tax effect of these adjustments.

Adjusted non-GAAP EBITDA excludes interest expense net of interest income, income tax provision, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on equity investment, fair value adjustments related to derivative instruments, foreign currency exchange gain or loss, and severance expense.

The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results.

Investors should note that reconciliations of the forward-looking or projected non-GAAP financial measures included in this press release to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate the reconciling items and the variability, complexity, and limited visibility of comparable GAAP measures, and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Likewise, the Company is unable to provide projected GAAP financial measures. GAAP projections and reconciliations of the components of projected adjusted non-GAAP EBITDA and adjusted non-GAAP earning per share to their most comparable GAAP financial measures are not provided because the quantification of projected net income and earnings per share and the reconciling items between projected GAAP to adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, with respect to GAAP net income, the Company is not able to calculate the favorable or unfavorable expenses related to the fair value adjustments on equity investments and derivative instruments primarily due to nature of these transactions. Such unavailable information could be significant such that actual GAAP net income and earnings per share would vary significantly from projected GAAP and adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per share.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing in 2023, the Company no longer excludes expense of acquired in-process research & development from the Company’s adjusted non-GAAP net income or adjusted non-GAAP EBITDA, their line item components, and non-GAAP earnings per share. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Investor Relations for Eagle Pharmaceuticals, Inc.:
Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com